EXHIBIT 21.1
LIST OF SUBSIDIARIES OF CARETRUST REIT, INC.*

1	CareTrust GP, LLC**	51.	Lockwood Health Holdings LLC
2	CTR Partnership, L.P.**	52.	Long Beach Health Associates LLC
3	CareTrust Capital Corp.**	53.	Lowell Health Holdings LLC
4	18th Place Health Holdings LLC	54.	Lowell Lake Health Holdings LLC
5	49th Street Health Holdings LLC	55.	Lufkin Health Holdings LLC
6	4th Street Holdings LLC	56.	Meadowbrook Health Associates LLC
7	51st Avenue Health Holdings LLC	57.	Memorial Health Holdings LLC
8	Anson Health Holdings LLC	58.	Mesquite Health Holdings LLC
9	Arapahoe Health Holdings LLC	59.	Mission CCRC LLC
10	Arrow Tree Health Holdings LLC	60.	Moenium Holdings LLC
11	Avenue N Holdings LLC	61.	Mountainview Communitycare LLC
12	Big Sioux River Health Holdings LLC	62.	Northshore Healthcare Holdings LLC
13	Boardwalk Health Holdings LLC	63.	Oleson Park Health Holdings LLC
14	Bogardus Health Holdings LLC	64.	Orem Health Holdings LLC
15	Burley Healthcare Holdings LLC	65.	Paredes Health Holdings LLC
16	Casa Linda Retirement LLC	66.	Plaza Health Holdings LLC
17	Cedar Avenue Holdings LLC	67.	Polk Health Holdings LLC
18	Cherry Health Holdings LLC	68.	Prairie Health Holdings LLC
19	CM Health Holdings LLC	69.	Price Health Holdings LLC
20	Cottonwood Health Holdings LLC	70.	Queen City Health Holdings LLC
21	Dallas Independence LLC	71.	Queensway Health Holdings LLC
22	Dixie Health Holdings LLC	72.	RB Heights Health Holdings LLC
23	Emmett Healthcare Holdings LLC	73.	Regal Road Health Holdings LLC
24	Ensign Bellflower LLC	74.	Renee Avenue Health Holdings LLC
25	Ensign Highland LLC	75.	Rillito Holdings LLC
26	Ensign Southland LLC	76.	Rio Grande Health Holdings LLC
27	Everglades Health Holdings LLC	77.	Salmon River Health Holdings LLC
28	Expo Park Health Holdings LLC	78.	Salt Lake Independence LLC
29	Expressway Health Holdings LLC	79.	San Corrine Health Holdings LLC
30	Falls City Health Holdings LLC	80.	Saratoga Health Holdings LLC
31	Fifth East Holdings LLC	81.	Silver Lake Health Holdings LLC
32	Fig Street Health Holdings LLC	82.	Silverada Health Holdings LLC
33	Flamingo Health Holdings LLC	83.	Sky Holdings AZ LLC
34	Fort Street Health Holdings LLC	84.	Snohomish Health Holdings LLC
35	Gazebo Park Health Holdings LLC	85.	South Dora Health Holdings LLC
36	Gillette Park Health Holdings LLC	86.	Stillhouse Health Holdings LLC
37	Golfview Holdings LLC	87.	Temple Health Holdings LLC
38	Granada Investments LLC	88.	Tenth East Holdings LLC
39	Guadalupe Health Holdings LLC	89.	Terrace Holdings AZ LLC
40	Gulf Coast Buyer 1 LLC**	90.	Trinity Mill Holdings LLC
41	Hillendahl Health Holdings LLC	91.	Trousdale Health Holdings LLC
42	Hillview Health Holdings LLC	92.	Tulalip Bay Health Holdings LLC
43	Irving Health Holdings LLC	93.	Valley Health Holdings LLC
44	Ives Health Holdings LLC	94.	Verde Villa Holdings LLC
45	Jefferson Ralston Holdings LLC	95.	Wayne Health Holdings LLC
46	Jordan Health Properties LLC	96.	Willits Health Holdings LLC
47	Josey Ranch Healthcare Holdings LLC	97.	Willows Health Holdings LLC
48	Kings Court Health Holdings LLC	98.	Wisteria Health Holdings LLC
49	Lafayette Health Holdings LLC	99.	CTR Arvada Preferred, LLC**
50.	Lemon River Holdings LLC	100.	CTR Cascadia Preferred, LLC**
*    Unless otherwise indicated, the jurisdiction of formation or incorporation, as applicable, of each of the subsidiaries listed herein is Nevada.
**    Formed or incorporated in Delaware.